EXHIBIT 99.1

Harvard Bioscience Q2 2015 Revenues Increase 7% Year-over-Year, 12% in Constant Currency, to $28.8 Million

-Conference Call To Be Held at 8:30 AM ET Today-

HOLLISTON, Mass., July 30, 2015 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported financial highlights for the three and six months ended June 30, 2015.

Revenues for the second quarter increased to $28.8 million, and non-GAAP earnings per diluted share were $0.05.

Jeffrey A. Duchemin, President and Chief Executive Officer of Harvard Bioscience, stated, "We are pleased to report a strong second quarter which highlights our ability to execute on our long-term strategy. Despite continued foreign exchange headwinds, sales increased 7% over second quarter last year. In particular, sales from our electrophysiology product lines produced strong results, and China sales contributed to the top-line growth. We remain confident in our business, our employees, and our ability to execute our long-term strategy."

Second Quarter Reported Results

  Revenues for the three months ended June 30, 2015 were $28.8 million, an increase of approximately $1.8 million, or 7% compared to revenues of $27.0 million for the three months ended June 30, 2014. Excluding currency translation, revenues increased 12% or $3.1 million. For a reconciliation of changes in revenues, refer to Exhibit 8 below.

  Net income, as measured under U.S. generally accepted accounting principles ("GAAP"), was $0.3 million, or $0.01 per diluted share, for the three months ended June 30, 2015 compared to $1.0 million, or $0.03 per diluted share, for the same quarter in 2014.

  Net income, on a non-GAAP basis, was $1.6 million, or $0.05 per diluted share, for the three months ended June 30, 2015, compared to $1.9 million, or $0.06 per diluted share, for the three months ended June 30, 2014. For a reconciliation between the GAAP and non-GAAP net income, refer to Exhibits 5 and 6 below.

Year-to-Date Reported Results

  Revenues for the six months ended June 30, 2015 were $54.6 million, an increase of approximately $1.7 million, or 3% compared to revenues of $52.9 million for the six months ended June 30, 2014. Excluding currency translation, revenues increased 8% or $4.1 million. For a reconciliation of changes in revenues, refer to Exhibit 8 below.

  Net loss, as measured under GAAP, was $1.1 million, or $0.03 per diluted share, for the six months ended June 30, 2015 compared to net income of $1.7 million, or $0.05 per diluted share, for the six months ended June 30, 2014.

  Net income, on a non-GAAP basis, was $2.3 million, or $0.07 per diluted share, for the six months ended June 30, 2015 compared to $3.6 million, or $0.11 per diluted share, for the same period in 2014. For a reconciliation between the GAAP and non-GAAP net income, refer to Exhibits 5 and 6 below.

Financial Guidance

Harvard Bioscience, or the Company, is reaffirming its updated financial guidance for the full year 2015 issued on April 30, 2015. The Company continues to expect revenues to be approximately $110 million to $112 million.

The Company expects to report full-year 2015 non-GAAP diluted earnings per share of $0.21 to $0.23. This translates to an updated GAAP diluted earnings per share of approximately $0.06 to $0.08. Refer to our earnings release, issued on April 30, 2015, for additional details on guidance.

The Company may incur charges, realize gains or experience other events in 2015 that could cause actual results to vary from this guidance. Refer to Exhibit 7 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:30 am ET. Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer and Robert Gagnon, Chief Financial Officer of Harvard Bioscience. Investors can access the live conference call by dialing the following phone number: toll-free 800-708-4539, or international 847-619-6396, and referencing the conference ID 40052858.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the website at: http://investor.harvardbioscience.com/events.cfm and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through August 6, 2015.

To add this conference call to your Outlook email calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=69288&k=0CA6939E

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition initiatives, transaction costs, severance and restructuring expenses and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three and six months ended June 30, 2015 and 2014 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, GE Healthcare, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

The Harvard Bioscience logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=23828

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include sustained uncertainty concerning government spending; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; the seasonal nature of purchasing in Europe; the Company's failure to expand in Asia and other emerging markets; the Company's inability to manage its growth; competition from the Company's competitors; the Company's failure to expand its product offerings, introduce new products or commercialize new technologies; technological changes resulting in the Company's products becoming obsolete; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of HART to indemnify the Company for any liabilities associated with HART's business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	June 30,	December 31,
	2015	2014
Assets

Cash and cash equivalents	$7,402	$14,134
Trade receivables	18,542	16,141
Inventories	23,068	20,531
Property, plant and equipment	5,764	5,190
Goodwill and other intangibles	64,847	62,227
Other assets	18,954	17,693
Total assets	$138,577	$135,916

Liabilities and Stockholders' Equity

Total current liabilities	$21,233	$18,099
Total liabilities	43,764	40,448
Stockholders' equity	94,813	95,468
Total liabilities and stockholders' equity	$138,577	$135,916

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$28,800	$26,958	$54,563	$52,851
Cost of revenues	16,205	14,680	30,490	28,812
Gross profit	12,595	12,278	24,073	24,039

Sales and marketing expenses	5,128	4,557	10,327	8,989
General and administrative expenses	4,922	3,997	9,753	8,248
Research and development expenses	1,714	1,284	3,462	2,257
Restructuring charges	54	115	111	252
Amortization of intangible assets	678	587	1,471	1,221
Total operating expenses	12,496	10,540	25,124	20,967

Operating income (loss)	99	1,738	(1,051)	3,072

Other (expense) income:
Foreign exchange	(134)	(67)	89	(148)
Interest expense	(215)	(248)	(437)	(513)
Interest income	3	12	4	26
Other expense, net	(180)	(165)	(796)	(148)
Other expense, net	(526)	(468)	(1,140)	(783)

(Loss) income before income taxes	(427)	1,270	(2,191)	2,289
Income tax (benefit) expense	(776)	248	(1,139)	548
Net income (loss)	$349	$1,022	$(1,052)	$1,741

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.01	$0.03	$(0.03)	$0.05

Diluted earnings (loss) per common share	$0.01	$0.03	$(0.03)	$0.05

Weighted average common shares:
Basic	33,569	32,045	33,240	31,947

Diluted	35,026	32,946	33,240	32,935

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2015	2014

Cash flows from operations:
Net (loss) income	$(1,052)	$1,741
Changes in assets and liabilities	(2,402)	(2,024)
Other adjustments to operating cash flows	2,473	2,769
Net cash (used in) provided by operating activities	(981)	2,486

Investing activities:
Acquisitions, net of cash acquired	(4,545)	--
Other investing activities	(1,625)	(666)
Net cash used in investing activities	(6,170)	(666)

Financing activities:
Proceeds from issuance of debt	4,050	--
Repayments of debt	(4,850)	(2,500)
Other financing activities	1,832	1,001
Net cash provided by (used in) financing activities	1,032	(1,499)

Effect of exchange rate changes on cash	(613)	342

(Decrease) increase in cash and cash equivalents	$(6,732)	$663

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

GAAP operating income (loss)	$99	$1,738	$(1,051)	$3,072

Adjustments:

Amortization of intangible assets	678	587	1,471	1,221

Inventory valuation step-up charges on acquisition	402	--	793	--

Severance and restructuring charges	437	133	783	423

Stock-based compensation expense	692	472	1,272	919

Non-GAAP adjusted operating income	$2,308	$2,930	$3,268	$5,635

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

GAAP net income (loss)	$ 349	$ 1,022	$ (1,052)	$ 1,741

Adjustments:

Amortization of intangible assets	678	587	1,471	1,221

Inventory valuation step-up charges on acquisition	402	--	793	--

Severance and restructuring charges	437	133	783	423

Acquisition costs	198	157	781	157

Stock-based compensation expense	692	472	1,272	919

Income taxes (A)	(1,175)	(446)	(1,711)	(849)

Non-GAAP adjusted net income	$ 1,581	$ 1,925	$ 2,337	$ 3,612

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Earnings (Loss) Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

GAAP diluted earnings (loss) per common share	$0.01	$0.03	$(0.03)	$0.05

Adjustments:

Amortization of intangible assets	0.02	0.02	0.05	0.04

Inventory valuation step-up charges on acquisition	0.01	--	0.02	--

Severance and restructuring charges	0.01	--	0.02	0.01

Acquisition costs	0.01	0.01	0.02	0.01

Stock-based compensation expense	0.02	0.01	0.04	0.03

Income taxes (A)	(0.03)	(0.01)	(0.05)	(0.03)

Non-GAAP adjusted diluted earnings per common share	$0.05	$0.06	$0.07	$0.11

(A) Income taxes includes the tax effect of adjusting for the reconciling items and excludes changes in valuation allowances recorded on certain deferred tax assets

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2015 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$ 0.06 - 0.08

Adjustments:

Amortization of intangible assets	0.08

Inventory valuation step-up charges on acquisition	0.02

Severance and restructuring charges	0.02

Acquisition costs	0.02

Stock-based compensation expense	0.08

Income taxes (B)	(0.07)

Non-GAAP adjusted diluted earnings per common share (A)	$ 0.21 - 0.23

(A) This guidance excludes the impact of future acquisitions, acquisition costs or restructuring charges.

(B) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 8
	HARVARD BIOSCIENCE, INC.
	Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
	(unaudited)

	Three Months Ended			For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended		Six Months Ended
	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Jun. 30,
	2013	2013	2013	2013	2014	2014	2014	2014	2014	2015	2015	2015

Growth	-8.3%	-3.8%	-2.2%	-5.6%	-2.7%	0.7%	0.0%	11.0%	2.4%	3.8%	11.5%	7.7%

Foreign exchange effect	-0.1%	0.1%	0.8%	0.2%	2.0%	2.6%	1.2%	-2.0%	0.9%	-4.3%	-4.7%	-4.5%

Total revenue growth	-8.4%	-3.7%	-1.4%	-5.4%	-0.7%	3.3%	1.2%	9.0%	3.3%	-0.5%	6.8%	3.2%
CONTACT: Jeffrey A. Duchemin
         CEO and President

         Robert E. Gagnon
         CFO

         508-893-8999

         Dian Griesel Int'l.

         Investor Relations:
         Cheryl Schneider
         Public Relations:
         Susan Forman or Laura Radocaj
         212-825-3210